EXHIBIT 10.31
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                                PLEDGE AGREEMENT
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            Pledge Agreement (`Agreement") made and effective as of this 23rd day of February, 2001, by and between RXBAZAAR.COM, INC., a Delaware corporation with a principal place of business at 11895 Kemper Springs Drive, Cincinnati, Ohio 45240 ("Pledgor") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation having its principal place of business at 1211 Avenue of the Americas, New York, New York 10036 (the "Pledgee" ).

            WHEREAS, the Pledgee has extended certain credit facilities (the "Loan") to Superior Pharmaceutical Company, an Ohio corporation with a place of business at 11895 Kemper Springs Drive, Cincinnati, OH 42540 ("Superior"), as evidenced by, inter alia, a Financing and Security Agreement of even date herewith (the "Financing Agreement") and a Revolving Loan Promissory Note of even date herewith (the "Note"); and

            WHEREAS, the Pledgor is the owner of 100% of the issued and outstanding capital stock of Superior, as more particularly set forth on Exhibit A annexed hereto and made a part hereof (such shares of capital stock are hereinafter referred to collectively as the "Shares"); and

            WHEREAS, as a condition to granting the Loan and as security therefor, the Pledgee has required that the Pledgor pledge all of the Shares to the Pledgee in accordance with the terms of this Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Pledgee agree as follows:

            1. Capitalized Terms. Capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

            2. Pledge of Shares. The Pledgor does hereby grant a security interest in and assign the Shares in pledge to the Pledgee in accordance with the terms of this Agreement. The certificates representing the Shares, along with stock powers executed in blank, have been delivered to the Pledgee contemporaneously herewith, receipt of which the Pledgee acknowledges.

            3. Pledge as Security. The Shares pledged by the Pledgor to the Pledgee pursuant hereto shall be held by the Pledgee in trust hereunder as security for the Obligations.

            4. Distributions. If a stock dividend shall be paid on the Shares, the shares to be issued in connection therewith (the "Stock Dividend Shares") shall be deemed to be part of the Shares and the Pledgor shall deliver, or cause to be delivered to the Pledgee, the certificate(s) representing the Stock Dividend Shares and the Pledgor shall execute and deliver to the Pledgee such other and further agreements, instruments and writings as the Pledgee, in its reasonable discretion, shall deem necessary or advisable to grant to the Pledgee a security interest in the Stock Dividend Shares, including without limitation, a pledge agreement, stock powers executed in blank and an irrevocable proxy coupled with an interest.
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            5. Voting of Shares. So long as no Event of Default has occurred and is continuing, the Pledgor shall be entitled to vote the Shares. Upon the occurrence of an Event of Default and while any such Event of Default is continuing, the Pledgee shall be entitled to vote the Shares, and for such purposes, the Pledgor does hereby give to the Pledgee its irrevocable proxy, coupled with an interest, to vote the Shares. If the Pledgee shall be entitled to vote the Shares, then the Pledgee may vote the Shares on any matter or proposal on which such Shares are entitled to vote in any fashion in which the Pledgee, in its discretion, may determine.

            6. Disposition of Shares by Pledgor. The Pledgor shall have no right to dispose of the Shares, or any of them, before the Shares are released from this Agreement in accordance with Section 8 hereof.

            7. Default.

                (a) "Event of Default" shall mean (i) the occurrence of an Event of Default, as defined in the Financing Agreement or (ii) the Pledgor's breach of any warranty, representation, covenant or agreement contained herein.

                (b) Upon the occurrence of an Event of Default:

                    (i) The Pledgee shall have the rights of a secured party under the Uniform Commercial Code, as adopted in the State of New York, with respect to the Shares.

                    (ii) The Pledgee may sell, resell, assign and deliver, grant options for or otherwise dispose of the Shares, at public or private sale, for cash or credit and on such commercially reasonable terms as the Pledgee, in its discretion, may deem desirable, without prior demand for performance upon the Pledgor but with seven
                          (7) days' prior written notice thereof given to the Pledgor.

                (c) The proceeds realized upon any disposition of the Shares by the Pledgee pursuant to this Section 7 shall be applied as follows:

                    (i) First, to the reasonable costs and expenses, including attorneys' reasonable fees, incurred by the Pledgee in the enforcement of its rights and remedies under, and the performance of, this Agreement and the Obligations;

                    (ii)  Second, to the payment of the Obligations; and

                    (iii) Third, to the payment of any surplus then remaining to the Pledgor or other person(s) entitled thereto.

            8. Release of Shares from Pledge. Upon the full and complete payment, performance and satisfaction of the Obligations, the Shares shall be released from this Agreement and shall be delivered by the Pledgee to the Pledgor unless Pledgee is required to deliver same to any junior or subordinated pledgee.

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            9. General Covenants of Pledgor. The Pledgor affirmatively covenants that while the Obligations, or any of them, remain outstanding, the Pledgor shall:

                (a) Notify the Pledgee of any claim, lien, security interest or other encumbrance made against the Shares and shall warrant and defend the Shares against any such claim, lien, security interest or other encumbrance senior and adverse to the Pledgee; and

                (b) At any time and from time to time execute and deliver to the Pledgee such further instruments, and take such further action as the Pledgee reasonably may deem necessary or appropriate to effect, maintain, perfect and, when appropriate, to terminate the interest of the Pledgee in the Shares hereunder.

            10. Representations and Warranties of Pledgor. The Pledgor represents and warrants to the Pledgee that:

                (a) The Pledgor possesses all requisite power to enter into this Agreement, to pledge to the Pledgee the Shares and to perform its obligations hereunder;

                (b) This Agreement constitutes the valid and binding obligation of the Pledgor, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement does not and will not (i) to the Pledgor's knowledge violate any provision of law or Pledgor or Superior's articles of incorporation or by-laws, or (ii) conflict with, or result in the-breach of any of the terms, conditions or provisions of, or constitute a default under, any material agreement, instrument, indenture, mortgage, lease or other contract to which the Pledgor is a party or by which the Pledgor is bound;

                (c) the Shares were duly authorized and validly issued to the Pledgor, are fully paid and nonassessable, and the Pledgor owns the Shares free and clear of the interests of any party whatsoever; and

                (d) no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required of or by the Pledgor in connection with the execution and delivery of, and consummation of the transactions contemplated by, this Agreement, other than Uniform Commercial Code filings with respect to this Pledge Agreement.

            11. Assignment. The rights and obligations of the Pledgor hereunder are personal to the Pledgor, and such rights may not be assigned by the Pledgor, and such obligations may not be delegated by the Pledgor, without the prior written approval of the Pledgee.

            12. Enforceability; Effect. This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by and against, the parties hereto and their respective heirs, representatives, successors and permitted assigns.

            13. Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

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            14. Notices. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing and shall be sufficiently given if delivered personally, sent by facsimile transmission (provided that confirmation of receipt of all pages is provided by the receiving facsimile marking) or sent by FedEx or another nationally recognized overnight delivery service, or by registered or certified mail, postage prepaid, addressed as follows:

          If to the Pledgee, at:          The CIT Group/Business Credit, Inc.
                                          1211 Avenue of the Americas
                                          New York, New York 10036
                                          Attention: Regional Credit Manager
                                          Fax No.: (212) 790-9123

          with a copy to:                 Gadsby Hannah LLP
                                          225 Franklin Street
                                          Boston, MA 02110
                                          Fax No.: (617) 345-7050
                                          Attention: Burton Winnick, Esquire

          If to the Pledgor, at:          RxBazaar.com, Inc.
                                          200 Highland Avenue, Suite 301
                                          Needham, MA 02494
                                          Attn: Olaperi Onipede
                                          Fax No.: (781) 449-5190

          with a courtesy copy
          of any material notice
          to the Pledgor's counsel at:    Bingham Dana LLP
                                          One State Street
                                          Hartford, Connecticut 06103
                                          Attn: Daniel I. Papermaster, Esquire
                                          Fax No.: (860) 240-2800

provided, however, that the failure of Pledgee to provide Pledgor's counsel with a copy of such notice shall not invalidate any notice given to the Pledgor and shall not give Pledgor any rights, claims or defenses due to the failure of Pledgee to provide such additional notice.

            15. Waiver. The failure of either party to enforce any provision or provisions of this Agreement shall not be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted herein by and to the parties are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

            16. Miscellaneous. This Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. This Agreement shall be governed by and construed according to the laws of the State of New York applicable to

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contracts made and to be performed therein, without giving effect to any principle of conflict-of-laws that would require the application of the law of any other jurisdiction.

            17. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                     (THIS SECTION INTENTIONALLY LEFT BLANK)


























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            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date fast set forth above.

WITNESS:                                     PLEDGOR

                                             RXBAZAARCOM, INC.

                                             By: /s/ C. Robert Cusick
                                                --------------------------------
                                             Print Name: C. Robert Cusick
                                                         -----------------------
                                             Title: Executive Vice President
                                                    ----------------------------

                                             PLEDGEE

                                             THE CIT GROUP/BUSINESS CREDIT, INC.

                                             By: /s/ Ian Brown
                                                 -------------------------------
                                             Print Name: Ian Brown
                                                         -----------------------
                                             Title: Vice President
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